BRITISH

COLUMBIA

NUMBER: 612210

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

GATEWAY ENTERPRISES LTD.

has this day changed its name to
PORTAL DE ORO RESOURCES LTD.

JOHN S. POWELL

Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

Form 19

(Section 348)

COMPANY ACT

Special Resolution

Certificate of

Incorporation No. 612210 The following special resolution was passed by the company referred to below on the date stated:

Name of company:

Gateway Enterprises Ltd.

Date resolution passed:

January 6, 2004

Resolution:

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.

the name of the Company be changed to Portal de Oro Resources Ltd. or such other name proposed and approved by Members (the "Name Change");

 2.

notwithstanding the passage of this Special Resolution by the members of the Company, the board of directors of the Company, without further notice to or approval of the shareholders of the Company, may decide not to proceed with the Name Change or otherwise give effect to this special resolution, at any time prior to the Name Change becoming effective; and

3.

any one or more of the directors and officers of the Company be  authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents and other writings, including treasury orders, stock exchange and securities commission forms, as may be required to give effect to the true intent of this resolution. "

ALTERED MEMORANDUM IS ATTACHED HERETO AS SCHEDULE "A".

SCHEDULE "A"
MEMORANDUM
of
PORTAL DE ORO RESOURCES LTD.

(as altered by a Special Resolution dated the 6th day of January, 2004)

1.

The name of the Company is: Portal de Oro Resources Ltd.

2.

The authorized capital of the Company consists of 200,000,000 shares divided into:

(a)

100,000,000 Common shares without par value; and

(b)

100,000,000 Preferred shares without par value.

The special rights and restrictions attached to the shares shall be set forth and described in the Articles of the Company.

BRITISH

COLUMBIA

NUMBER: 612210

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify that
GATEWAY ENTERPRISES LTD.
has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia

on August 14, 2000

JOHN S. POWELL
Registrar of Companies

PROVINCE OF BRITISH COLUMBIA
CANADA

BRITISH

COLUMBIA

File Number: 612210

GATEWAY ENTERPRISES LTD.

I hereby certify that the documents attached hereto are copies of documents filed with the Registrar of Companies on August 14, 2000

JOHN S. POWELL Registrar of Companies

Ministry of

Corporate and Personal

Mailing Address:

Location:

Finance and

Properties Registries

PO Box 9431 Stn Prov Govt

Second Floor

Corporate Relations

Victoria B.C. V8W 9V3

  940 Blanshard Street

                                                                                                                                                                      Victoria